UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2012

Cal-Maine Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue

Jackson, MS 39207

(Address of principal executive offices (zip code))

601-948-6813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.	Other Events

On May 1, 2012, Cal-Maine Foods, Inc. (the “Company”) issued a press release announcing a new joint venture between Eggland’s Best, Inc. and Land O’ Lakes, Inc. As a result of this joint venture, the Company expects to record a one-time gain of approximately $27.0 million, or $1.12, after tax, in the Company’s financial results for the fourth quarter of fiscal 2012. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by the Company on May 1, 2012

SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: May 2, 2012	By:	/s/ Timothy A. Dawson
Timothy A. Dawson Vice President, Chief Financial Officer

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